UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2021

Commission File Number 000-51160

MOBIQUITY TECHNOLOGIES, INC.

(Exact name of small business issuer as specified in its charter)

New York	11-3427886
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

35 Torrington Lane, Shoreham, NY 11786

(Address of principal executive offices)

516-246-9422

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Mobiquity Technologies, Inc. (the “Corporation”) previously obtained $2,300,000 in loan financing from Gene and Katherine Salkind and the Marital Trust GST Subject U/W/O Leopold Salkind (collectively, the “Salkind Lenders”) and issued to them 15% Senior Secured Promissory Notes dated September 13, 2019, which were amended and restated in Amended and Restated 15% Senior Secured Promissory Notes dated December 31, 2019 (the “First Amended and Restated Notes”). Dr. Salkind is currently a director of the Corporation. The Corporation believed it to be in the best interest of the Corporation and its shareholders to raise additional capital by borrowing a further $150,000 from the Salkind Lenders. The Salkind Lenders provided the Corporation such additional capital funding in consideration of amending the Conversion Price under the First Amended and Restated Notes from $0.08 (pre-stock split) to $4.00 (post-stock split).

Item 9.01. Financial Statements and Exhibits.

Exhibit Description

10.1	Second Amended and Restated 15% Senior Secured Convertible Promissory Notes due September 30, 2029 – Principal Payment: $1,990,000

10.2	Second Amended and Restated 15% Senior Secured Convertible Promissory Notes due September 30, 2029 – Principal Payment: $460,000

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MOBIQUITY TECHNOLOGIES, INC.

		By:	/s/ Dean L. Julia
		Name:	Dean L. Julia
		Title:	Chief Executive Officer

Date:	April 1, 2021

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